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                                                                  Exhibit 10.17



                                      MODEL

               ANTEON INTERNATIONAL CORPORATION OMNIBUS STOCK PLAN

                          STOCK OPTION GRANT AGREEMENT

                  This Grant Agreement (the "Agreement"), effective the ___ day of _______, 200[_] (the "Grant Date"), is entered into by and between ANTEON INTERNATIONAL CORPORATION, a Delaware Corporation (the "Corporation"), and ____________ (the "Grantee").

                                    ARTICLE 1
                                 GRANT OF OPTION

         SECTION 1.1 GRANT OF OPTIONS. Subject to the provision of the Agreement and pursuant to the provisions of the Anteon International Corporation Omnibus Stock Plan (the "Plan"), the Corporation hereby grants to Grantee as of the Grant Date a stock option (the "Option") of the type stated on Schedule A, attached hereto and made a part hereof, to purchase all or any part of the number of shares of Common Stock of the Corporation, par value of $ 0.01 per share, set forth on Schedule A, at the Exercise Price per share (the "Exercise Price") set forth on Schedule A.

         SECTION 1.2 TERM OF OPTIONS. Unless the Option granted pursuant to
Section 1.1 terminates earlier pursuant to other provisions of the Agreement, the Option shall expire on the tenth anniversary of the Grant Date.

                                    ARTICLE 2
                                     VESTING

         SECTION 2.1 VESTING SCHEDULE. Unless the Option has earlier terminated pursuant to the provisions of this Agreement, the Option shall become vested and exercisable with respect to the percentage or number of underlying shares specified on Schedule A in accordance with the vesting schedule specified on Schedule A; provided, however, that the Option shall become fully vested and exercisable upon a Change in Control; provided, further that Grantee shall have been in the continuous employ of or affiliation with the Corporation from the Grant Date through the relevant vesting date.

                                   ARTICLE 3
                               EXERCISE OF OPTION

         SECTION 3.1 EXERCISABILITY OF OPTION. No portion of the Option granted to Grantee shall be exercisable by Grantee prior to the time such portion of the Option has vested.

SECTION 3.2 MANNER OF EXERCISE. The vested portion of the Option may be exercised, in whole or in part, by delivering written notice to the Committee in accordance with Section 5.9 hereof in such form as the Committee may require from time

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to time. Such notice shall specify the number of shares of Common Stock subject to the Option as to which the Option is being exercised, and shall be accompanied by full payment of the Exercise Price of the shares of Common Stock as to which the Option is being exercised, such Exercise Price to be paid in a manner permitted under the terms of Section 6(c) of the Plan. Payment of the Exercise Price shall be made in cash (or cash equivalents acceptable to the Committee in the Committee's sole and absolute discretion.) The Option may be exercised only in multiples of whole shares and no partial shares shall be issued.

         SECTION 3.3 ISSUANCE OF SHARES AND PAYMENT OF CASH UPON EXERCISE. Upon
(i) exercise of the Option, in whole or in part, in accordance with the terms of the Agreement and (ii) payment of the Exercise Price for the shares of Common Stock as to which the Option is exercised, the Corporation shall issue to Grantee the number of shares of Common Stock so paid for, in the form of fully paid and nonassessable Common Stock (such shares, so issued, shall hereinafter be referred to as "Shares").

                                   ARTICLE 4
                              TERMINATION OF OPTION

         SECTION 4.1 TERMINATION OF EMPLOYMENT OR AFFILIATION FOR REASON OTHER THAN DEATH OR DISABILITY. Unless the Option has earlier terminated pursuant to the provisions of the Agreement, the Option granted to Grantee shall terminate in its entirety, regardless of whether the Option is vested in whole or in part, thirty (30) days after the date Grantee is no longer employed by, nor affiliated with, the Corporation and its affiliates for any reason other than Grantee's death or Disability. Notwithstanding the foregoing, the Option granted to Grantee shall terminate in its entirety, regardless of whether the Option is vested in whole or in part, upon termination of the employment of the Grantee by the Corporation or an affiliate for "cause". If Grantee is a party to a written employment agreement with the Corporation or an affiliate which contains a definition of "cause", "termination for cause" or any other similar term or phrase, whether such Grantee is terminated for "cause" pursuant to this Section
4.1 shall be determined according to the terms of and in a manner consistent with the provisions of such written employment agreement. If Grantee is not party to such a written employment agreement with the Corporation or an affiliate, then for purposes of this Section 4.1, "cause" shall mean: (i) the failure by the Grantee to perform his or her duties as assigned by the Corporation in a reasonable manner; (ii) any violation or breach by the Grantee of his or her employment agreement with the Corporation, if any; (iii) any act by the Grantee of dishonesty or bad faith with respect to the Corporation; (iv) the use of alcohol, drugs or other similar substances affecting the Grantee's work performance; or (v) the commission by the Grantee of any act, misdemeanor, or crime reflecting unfavorably upon the Grantee or the Corporation. The good faith determination by the Committee of whether the Grantee's employment was terminated by the Corporation for `cause" shall be final and binding for all purposes hereunder.

         SECTION 4.2 UPON GRANTEE'S DEATH. Unless the Option has earlier terminated pursuant to the provisions of the Agreement, upon Grantee's death the Option shall become fully vested and exercisable and Grantee's executor or personal representative,

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the person to whom the Option shall have been transferred by will or the laws of descent and distribution, or such other permitted transferee, as the case may be, may exercise all or any part of the outstanding Option with respect to shares of Common Stock in accordance with the requirements of section 3.3 hereof, provided such exercise occurs within six (6) months after the date of Grantee's death or at any time before the end of the stated term of the Option, whichever is earlier.

         SECTION 4.3 TERMINATION OF EMPLOYMENT OR AFFILIATION BY REASON OF DISABILITY. Unless the Option has earlier terminated pursuant to the provisions of the Agreement, in the event that Grantee ceases, by reason of Disability, to be an employee of or affiliated with the Corporation or an affiliate, the Option shall become fully vested and exercisable and the Option may be exercised, in accordance with the requirements of section 3.3 hereof, in whole or in part at any time within six (6) months after the date of Disability or at any time before the end of the stated term of the Option, whichever is earlier. For purposes of this Agreement, "Disability" shall mean (i) the mutual agreement of the Grantee and the Corporation that Grantee is disabled for purposes of this Agreement, or (ii) the inability of the Grantee to substantially perform Grantee's then present duties and responsibilities with the Corporation by reason of any medically determinable physical or mental impairment which has lasted or can be expected to last for an aggregate of six months in any twelve
(12) month period. The Committee may require such proof of Disability as the Committee in its sole and absolute discretion deems appropriate and the Committee's determination as to whether Grantee is Disabled shall be final and binding on all parties concerned.

         SECTION 4.4 FORFEITURE UPON ENGAGING IN ACTIVITIES DETRIMENTAL TO CORPORATION. If, at any time within (a) the term of the Option or (b) within two
(2) years after Grantee exercises any portion of the Option or (c) within one
(1) year after Grantee terminates employment for any reason, whichever is the latest, Grantee engages in any activity in competition with any activity of Corporation, or inimical, contrary or harmful to the interests of Corporation, including, but not limited to: (i) conduct related to Grantee's employment for which either criminal or civil penalties against Grantee may be sought, (ii) violation of Corporation's policies, (iii) disclosing or misusing any confidential information or material concerning Corporation, or (iv) participating in a hostile takeover attempt, then (1) the Option shall terminate effective the date on which Grantee enters into such activity, unless terminated sooner pursuant to the provisions of this Agreement, and (2) the amount of any gain realized by Grantee from exercising all or a portion of the Option at any time during the Option term, determined as of the time of exercise, shall be paid by Grantee to Corporation.

                                   ARTICLE 5
                                  MISCELLANEOUS

         SECTION 5.1 NO GUARANTY OF EMPLOYMENT. Nothing in the Plan or the Agreement shall be construed as a contract of employment between the Corporation (or an affiliate) and Grantee, or as a contractual right of Grantee to continue in the employ of the Corporation or an affiliate, or as a limitation of the right of the Corporation or an affiliate to discharge Grantee at any time.


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         SECTION 5.2 NO RIGHTS OF STOCKHOLDER. Grantee shall not have any of the rights of a stockholder with respect to the shares of Common Stock that may be issued upon the exercise of the Option until such shares of Common Stock have been issued to him upon the due exercise of the Option.

         SECTION 5.3 NOTICE OF DISQUALIFYING DISPOSITION. If Grantee makes a disposition (as that term is defined in ss.424(c) of the Code) of any shares of Common Stock acquired pursuant to the exercise of an Incentive Stock Option within two (2) years of the Grant Date or within one (1) year after the shares of Common Stock are transferred to Grantee, Grantee shall notify the Committee of such disposition in writing.

         SECTION 5.4 WITHHOLDING OF TAXES. The Corporation or any affiliate shall have the right to deduct from any compensation or any other payment of any kind (including withholding the issuance of shares of Common Stock) due Grantee the amount of any federal, state or local taxes required by law to be withheld as the result of the exercise of the Option or the disposition (as that term is defined in ss.424(c) of the Code) of shares of Common Stock acquired pursuant to the exercise of the Option; provided, however, that the value of the shares of Common Stock withheld may not exceed the statutory minimum withholding amount required by law. In lieu of such deduction, the Committee may require Grantee to make a cash payment to the Corporation or an affiliate equal to the amount required to be withheld. If Grantee does not make such payment when requested, the Corporation may refuse to issue any Common Stock certificate under the Plan until arrangements satisfactory to the Committee for such payment have been made.

         SECTION 5.5 NONTRANSFERABILITY OF OPTION. The Option shall be nontransferable otherwise than by will or the laws of descent and distribution, and during the lifetime of Grantee, the Option may be exercised only by Grantee or, during the period Grantee is under a legal disability, by Grantee's guardian or legal representative.

         SECTION 5.6 AGREEMENT SUBJECT TO CHARTER, BY-LAWS AND GOVERNING LAWS. This Agreement is subject to the Charter and By-Laws of the Corporation, and any applicable Federal or state laws, rules or regulations, including without limitation, the laws, rules, and regulations of the State of Delaware, other than the conflict of laws principles thereof.

         SECTION 5.7 GENDER. As used herein the masculine shall include the feminine as the circumstances may require.

         SECTION 5.8 HEADINGS. The headings in the Agreement are for reference purposes only and shall not affect the meaning or interpretation of the Agreement.

         SECTION 5.9 NOTICES. All notices and other communications made or given pursuant to the Agreement shall be in writing and shall be sufficiently made or given if hand delivered or mailed by certified mail, addressed to Grantee at the address contained in the records of the Corporation, or addressed to the Corporation at its headquarters address marked for the attention of its General Counsel and Secretary or, if the receiving

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party consents in advance, transmitted and received via telecopy or via such other electronic transmission mechanism as may be available to the parties,

         SECTION 5.10 ENTIRE AGREEMENT; MODIFICATION. The Agreement contains the entire agreement between the parties with respect to the subject matter contained herein and may not be modified, except as provided in the Plan or in a written document signed by each of the parties hereto.

         SECTION 5.11 CONFORMITY WITH PLAN. This Agreement is intended to conform in all respects with, and is subject to all applicable provisions of, the Plan, which is incorporated herein by reference. Unless stated otherwise herein, capitalized terms in this Agreement shall have the same meaning as defined in the Plan. Inconsistencies between this Agreement and the Plan shall be resolved in accordance with the terms of the Plan. In the event of any ambiguity in the Agreement or any matters as to which the Agreement-is silent, the Plan shall govern.

                  IN WITNESS WHEREOF, the parties have executed the Agreement as of the date first above written.



ANTEON INTERNATIONAL CORPORATION                     GRANTEE

---------------------------                    -----------------------------

By: -----------------------

Title: --------------------


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                                   SCHEDULE A

STOCK OPTION GRANTED TO:

TYPE OF OPTION: [Non-Qualified Option/Incentive Option]

GRANT DATE:

NUMBER OF SHARES:

EXERCISE PRICE PER SHARE:

VESTING SCHEDULE:

1. [___ percent (__%) of the shares subject to the Option shall be vested as of the Grant Date; and an additional]

2. ___ percent (__%) of the shares subject to the Option shall be vested on the first anniversary of the Grant Date; and an additional

3. ___ percent (__%) of the shares subject to the Option shall be vested on the second anniversary of the Grant Date; and an additional

4. ___ percent (__%) of the shares subject to the Option shall be vested on the third anniversary of the Grant Date; and an additional

5. ___ percent (__%) of the shares subject to the Option shall be vested on the fourth anniversary of the Grant Date.

EXPIRATION DATE:

Any Option shares as to which Grantee has not exercised Grantee's right to purchase prior to the expiration of ten (10) years after the Grant Date shall expire and be no longer exercisable by Grantee.


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